400 Burrard Street
                                            Vancouver, British Columbia, V6C 3A6
                                            ------------------------------------


CIBC                                 GUARANTEE

For valuable consideration, I, the undersigned guarantor, agree with Canadian Imperial Bank of Commerce ("CIBC") as follows:

1.  Customer's Name.  The name of the customer whose debts I am guaranteeing is:

    PMC - SIERRA LTD., a company incorporated under the laws of Canada, (the "Customer").

2. Guarantee. I guarantee payment to CIBC of all the Customer's Debts. My liability under this Guarantee is:

          (a) | |  unlimited.

          (b) |X| limited to the principal sum of Twenty Five Million Dollars in U.S. Funds or the Equivalent Amount in Canadian Funds or any combination of the two together plus interest and expenses in accordance with Section 5.

NOTE: IF NEITHER BOX (a) NOR BOX (b) IS CHECKED OFF, OR IF BOTH ARE CHECKED OFF, OR IF BOX (b) IS CHECKED OFF BUT NO FIGURE IS INSERTED IN THE BLANK, THEN BOX (a) ALONE WILL BE CONSIDERED TO HAVE BEEN CHECKED OFF.

1. Governing Law. This Guarantee is governed by the laws of British Columbia (the "Jurisdiction") (without reference to the choice of law rules.) I irrevocably submit to the courts of the Jurisdiction in any action or proceeding arising out of or relating to this Guarantee, and irrevocably agree that all such actions and proceedings may be heard and determined in such courts, and irrevocably waive, to the fullest extent possible, the defense of an inconvenient forum. I agree that a judgment or order in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law. Provided, however, that CIBC may serve legal process in any manner permitted by law or may bring an action or proceeding against me or my property or assets in the courts of any other jurisdiction. Without limiting the generality of the foregoing, I hereby agree that service of all writs, process and summonses in any suit, action or proceeding brought against me under or in respect of this Guarantee in the Jurisdiction may be made upon Blake, Cassels & Graydon, Barristers and Solicitors, Suite 2600 Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia (Attention: Joanne Payne) and hereby irrevocably appoint Blake Cassels & Graydon as my true and lawful attorney-in-fact in my name, place and stead to accept such service of any and all writs, process and summonses, and agree that the failure of Blake, Cassels and Graydon to give any notice of any such service of process to me shall not impair or affect the validity of such service or of any judgment based thereon.

4.  Copy Received.  I acknowledge having received a copy of this Guarantee.

NOTE: THE "ADDITIONAL TERMS AND CONDITIONS OF THIS GUARANTEE" ON THE FOLLOWING PAGES FORM PART OF THIS GUARANTEE.

                                 Dated April 27, 1998.
                                       --------------

                                 PMC - SIERRA, INC.
                                 (a Delaware corporation)
                                 ---------------------------------
                                 GUARANTOR'S NAME (RECORD IN FULL)

                                 /S/ John W. Sullivan
                                 -------------------------------------
                                 AUTHORIZED SIGNATURE          OFFICE:

                                 105 - 8555 Baxter Place
                                 -----------------------
                                 GUARANTOR'S ADDRESS

                                 Burnaby, B.C. V5A-4V7
                                 -----------------------------------------------
                                 (CITY/TOWN, PROVINCE/STATE AND POSTAL/ZIP CODE)

                ADDITIONAL TERMS AND CONDITIONS OF THIS GUARANTEE

5.  Payment On Demand.  I will immediately pay CIBC on demand:

    (a) the amount (and in the currency) of the Customer's Debts (but if Section 2(b) applies, subject to that limitation), plus any expenses (including all legal fees and disbursements) incurred by CIBC in enforcing any of CIBC's rights under this Guarantee; and

    (b) interest (including interest on overdue interest, compounded monthly) on unpaid amounts due under this Guarantee calculated from the date on which those amounts were originally demanded until payment in full, both before and after judgment, at the rates (and in the currency) applicable to the corresponding Customer's Debts.

6. Making Demand. Demand and any other notices given under this Guarantee will be conclusively considered to have been made upon me when the envelope containing it, addressed to me (or, if there is more than one Person signing this Guarantee, to any one of us) at the last address known to CIBC, is deposited, postage prepaid, first class mail, in a post office, or is personally delivered to that address. I will give CIBC immediate written notice, addressed to the Manager of the Bank Office, of each and every change of my address.

7. No Setoff or Counterclaim. I will make all payments required to be made under this Guarantee without regard to any right of setoff or counterclaim that I have or may have against the Customer or CIBC.

8. Application of Moneys Received. CIBC may apply all moneys received from me, the Customer or any other Person (including under any Security that CIBC may from time to time hold) upon such part of the Customer's Debts as CIBC considers appropriate.

9. Exhausting Recourse. CIBC does not need to exhaust its recourse against the Customer or any other Person or under any Security CIBC may from time to time hold before being entitled to full payment from me under this Guarantee.

10. Absolute Liability. My liability under this Guarantee is absolute and unconditional. It will not be limited or reduced, nor will CIBC be responsible or owe any duty (as a fiduciary or otherwise) to me, nor will CIBC's rights under this Guarantee be prejudiced, by the existence or occurrence (with or without my knowledge or consent) of any one or more of the following events:

          (a) any termination, invalidity, unenforceability or release by CIBC of any of its rights against the Customer or against any other Person or of any Security;

          (b) any increase, reduction, renewal, substitution or other change in, or discontinuance of, the terms relating to the Customer's Debts or to any credit extended by CIBC to the
                   Customer; any agreement to any proposal or scheme of arrangement concerning, or granting any extensions of time or any other indulgences or concessions to, the Customer or any other Person; any taking or giving up of any Security;
                   abstaining from taking, perfecting or registering any Security; allowing any Security to lapse (whether by failing to make or maintain any registration or otherwise); or any neglect or omission by CIBC in respect of, or in the course of, doing any of these things;

          (c) accepting compositions from or granting releases or discharges to the Customer or any other Person, or any other dealing with the Customer or any other Person or with any Security that CIBC considers appropriate;

          (d) any unenforceability or loss of or in respect of any Security held from time to time by CIBC from me, the Customer or any other Person, whether the loss is due to the means or timing of any registration, disposition or realization of any collateral that is the subject of that Security or otherwise due to CIBC's fault or any other reason;

          (e) the death of the Customer; any change in the Customer's name; or any reorganization (whether by way of amalgamation, merger, transfer, sale, lease or otherwise) of the Customer or the Customer's business;

          (f) any change in my financial condition or that of the Customer or any other Guarantor (including insolvency and bankruptcy);

          (g)      if I am or the  Customer  is a  corporation,  any  change  of
                   effective  control,   or  if  I  am  or  the  Customer  is  a
                   partnership, a dissolution or any change in the membership;

          (h) any event, whether or not attributable to CIBC, that may be considered to have caused or accelerated the bankruptcy or insolvency of the Customer or any Guarantor, or to have resulted in the initiation of any such proceedings;

          (i) CIBC's filing of any claim for payment with any administrator, provisional liquidator, conservator, trustee, receiver, custodian or other similar officer appointed for the Customer or for all or substantially all of the Customer's assets;

          (j) any failure by CIBC to abide by any of the terms and conditions of CIBC's agreements with, or to meet any of its obligations or duties owed to, me, the Customer or any Person, or any breach of any duty (whether as a fiduciary or otherwise) that exists or is alleged to exist between CIBC and me, the Customer or any Person;

          (k) any incapacity, disability, or lack or limitation of status or of the power of the Customer or of the Customer's directors, managers, officers, partners or agents; the discovery that the Customer is not or may not be a legal entity; or any irregularity, defect or informality in the incurring of any of the Customer's Debts; or

          (l) any event whatsoever that might be a defence available to, or result in a reduction or discharge of, me, the Customer or any other Person in respect of either the Customer's Debts or my liability under this Guarantee.

          For greater certainty, I agree that CIBC may deal with me, the Customer and any other Person in any manner without affecting my liability under this Guarantee.

11. Principal Debtor. All moneys and liabilities (whether matured or unmatured, present or future, direct or indirect, absolute or contingent) obtained from CIBC will be deemed to form part of the Customer's Debts, notwithstanding the occurrence of any one or more of the events described in Section 10(k). I will pay CIBC as principal debtor any amount that CIBC cannot recover from me as Guarantor immediately following demand as provided in this Guarantee.

12. No Liability for Negligence, etc. CIBC will not be liable to me for any negligence or any breaches or omissions on the part of CIBC, or any of its employees, officers, directors or agents, or any receivers appointed by CIBC, in the course of any of its or their actions.

13. Continuing  Guarantee.  This is a  continuing  guarantee  of the  Customer's
    Debts.

14. Terminating Further Liability. I may discontinue any further liability to pay the Customer's Debts by written notice to the Bank Office. I will, however, continue to be liable under this Guarantee for any of the Customer's Debts that the Customer incurs up to and including the 30th day after CIBC receives my notice.

15. Statement Conclusive. Except for demonstrable errors or omissions, the amount appearing due in any account stated by CIBC or settled between CIBC and the Customer will be conclusive as to that amount being due.

16. CIBC's Priority.

    (a) If any payment made to CIBC by the Customer or any other Person is subsequently rendered void or must otherwise be returned for any reason, I will be liable for that payment (but if Section 2(b) applies, subject to that limitation). Until all of CIBC's claims against the Customer in respect of the Customer's Debts have been paid in full, I will not require that CIBC assign to me any Security held, or any other rights that CIBC may have, in connection with the Customer's Debts, and I will not assert any right of contribution against any Guarantor, or claim repayment from the Customer, for any payment that I make under this Guarantee.

    (b) If the Customer is bankrupt, or (if the Customer is a corporation) liquidated or wound up, or if the Customer makes a bulk sale of any assets under applicable law, or if the Customer proposes any composition with creditors or any scheme of arrangement, CIBC will be entitled to all dividends and other payments until CIBC is paid in full, and I will remain liable under this Guarantee (but if Section 2(b) applies, subject to that limitation).

    (c) If CIBC gives to any trustee in bankruptcy or receives a valuation of, or retains, any Security that CIBC holds for payment of the Customer's Debts, that will not be considered, as between CIBC and me, to be a purchase of such Security or payment, satisfaction or reduction of the Customer's Debts.

17. Assignment and Postponement of Claim. After an Event of Default (as defined in the Credit Agreement) or any other act or event which would permit CIBC to demand payment of the credit facilities established by CIBC in favour of the Customer under the Credit Agreement, I postpone in favour of CIBC all debts and liabilities that the Customer now owes or later may from time to time owe to me in any manner until CIBC is paid in full. I further assign to CIBC all such debts and liabilities, to the extent of the Customer's Debts, until CIBC is paid in full. If I receive any moneys in payment of any of such debts and liabilities, I will hold them in trust for, and will immediately pay them to, CIBC without reducing my liability under this Guarantee.

18. Withholding Taxes. Unless a law requires otherwise, I will make all payments under this Guarantee without deduction or withholding for any present or future taxes of any kind. If a law does so require, I will pay to CIBC an additional amount as is necessary to ensure CIBC receives the full amount CIBC would have received if no deduction or withholding had been made. Without limiting the generality of the foregoing I hereby understand and agree that (i) the Customer's liability will be paid to CIBC strictly in accordance with the terms and provisions of any agreement, express or implied, which has been made or may hereafter be made or entered into by the Customer, regardless of any law, regulation or decree, now or hereafter in effect, which might in any manner affect any of the terms or provisions of any such agreement or rights of CIBC as against the Customer with respect to any of the Customer's Debts, or cause or permit to be invoked any alteration in the time, amount or manner of payment of any of the Customer's Debts, and
    (ii) in each instance when the Customer shall have agreed, relative to any of the Customer's Debts, to pay or provide CIBC with any amount of money, if such amount is not actually paid or provided as and when agreed, I will, upon request, and as CIBC may elect, pay or provide the amount in the exact currency and place as agreed by the Customer. All such payments shall be made without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees , deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, calculated, withheld or assessed by any country or any political subdivision or taxing authority thereof or therein including, but not limited to, the United States of America or any political subdivision or taxing authority thereof or therein (all of the foregoing being referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to CIBC, the amounts so payable to CIBC shall be increased to the extent necessary to yield to CIBC (after payment of all Taxes) interest and such other amounts payable hereunder at the rate or in the amounts herein specified.

19. Judgment Currency. If for the purpose of obtaining or enforcing any judgment on any matter under this Guarantee in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter called the "Judgment Currency") an amount due in respect of the Customer's Debts, then the conversion shall be made at the option of CIBC at the Rate of Exchange prevailing either on the Banking Day before the date of default or on the Banking Day before the day on which the judgment is given (the date as of which such conversion is made being hereinafter called the "Conversion Date"). If there is a change between the Rate of Exchange in effect on the Conversion Date (or any other date which shall be specified in any judgment or judicial award) and the Rate of Exchange in effect on the date of payment, then I covenants and agrees to pay such additional amounts, if any, but in any event not a lesser amount, as may be necessary, together with the amount paid in the Judgment Currency converted at the Rate of Exchange in effect on the date of payment, to produce the amount in the currency of the said amount due in respect of the Customer's Debts which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the Rate of Exchange in effect on the Conversion Date or such other date as specified in such judgment or judicial award. Any amount due under this clause shall be due as a separate and independent debt and shall not be affected by judgment being obtained for amounts otherwise due under or in respect of the Customer's Debts. For the purposes of this clause, "Banking Day" means any day except a Saturday, a Sunday or a legal holiday for Canadian chartered banks in Vancouver, British Columbia, and "Rate of Exchange" means, for any relevant date and currency, the spot rate at which CIBC, in accordance with its normal practise, is able on the relevant date to purchase such currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with such purchase.

20. Consent to Disclose Information. CIBC may from time to time give credit information about me to, or receive such information from, any credit bureau, reporting agency or other Person, provided, however, that no information will be released without my consent.

21. General. Any provision of this Guarantee that is void or unenforceable in a jurisdiction is, as to that jurisdiction, ineffective to that extent without invalidating the remaining provisions. If two or more Persons sign this Guarantee, each Person's liability will be joint and several. This Guarantee is in addition and without prejudice to any Security of any kind now or in the future held by CIBC. There are no representations, collateral agreements or conditions with respect to, or affecting my liability under, this Guarantee other than as contained in this Guarantee.

23. Definitions.  In this Guarantee:

    (a) "Bank Office" means the CIBC office noted on the first page of this Guarantee, or such address as CIBC may, from time to time, advise me in the manner provided in Section 6;

    (b)   "Canadian Funds" means lawful currency of Canada;

    (c) "Credit Agreement" means the credit agreement dated March 11, 1998, issued by CIBC to the Customer with respect to various credit facilities to be established by CIBC in favour of the Customer, as amended and replaced from time to time;

    (d) "Customer's Debts" means the debts and liabilities that the Customer has incurred or may incur with CIBC pursuant to the Credit Agreement including, among other things, those in respect of dealings between the Customer and CIBC, as well as any other dealings by which the Customer may become indebted or liable to CIBC in any manner whatever pursuant to such Credit Agreement, anywhere within or outside the country;

    (e) "Equivalent Amount in Canadian Funds" means at any time on any date the amount in Canadian Funds which would result from the conversion of U.S. Funds to Canadian Funds determined on the basis of CIBC's spot buying rate for U.S. Funds against Canadian Funds (including any premium and costs of exchange payable in connection with such a purchase) on such date and at such time);

    (f) "Guarantor" means any Person who has guaranteed or later guarantees to CIBC any or all of the Customer's Debts, whether or not such Person has signed this Guarantee or another document;

    (g) "I", "me" and "my" mean the Person who has signed this Guarantee, and if two or more Persons sign, each of them;

    (h) "Person" includes a natural person, personal representative, partnership, corporation, association, organization, estate, trade union, church or other religious organization, syndicate, joint venture, trust, trustee in bankruptcy, government and government body and any other entity, and, where appropriate, specifically includes any Guarantor;

    (i)   "Section" means a section or paragraph of this Guarantee;

    (j) "Security" means any security held by CIBC as security for payment of the Customer's Debts and includes, among other things, any and all guarantees;

    (k)   "U.S. Funds" means lawful currency of the United States of America.